UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 24, 2010
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

       On March 24, 2010, the Board of Directors of Steven Madden, Ltd. (the “Company”) declared a 3-for-2 stock split, to be effected in the form of a stock dividend, on the Company’s issued and outstanding common stock, par value $0.0001 (the “Common Stock”). As a result of the stock split, stockholders of record as of the close of business on April 20, 2010 (the “Record Date”) will receive one additional share of Common Stock for every two shares of Common Stock held. Stockholders will receive cash in lieu of any fractional shares of Common Stock that they would otherwise have been entitled to receive in connection with the dividend. The price paid for fractional shares will be based on the closing price of the Common Stock on the Record Date, as reported by the Nasdaq Global Select Market. The dividend will be payable on or about April 30, 2010 to stockholders of record as of the Record Date.

       On March 25, 2010, the Company issued a press release announcing the stock split. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Press Release, dated March 25, 2010, issued by Steven Madden, Ltd.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2010

STEVEN MADDEN, LTD.

By:	/s/ Awadhesh K. Sinha
Awadhesh K. Sinha
Chief Operating Officer